EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NAI Technologies, Inc.:



      We consent to the use in this Registration Statement on Form S-4 of DRS Technologies, Inc. of our report on NAI Technologies, Inc. financial statements dated February 9, 1998, except for Note 2 which is as of November 6, 1998, and to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the Joint Proxy Statement/Prospectus.




                                    KPMG LLP


Melville, New York
January 15, 1999